EXPERIENCE ART AND DESIGN, INC.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CUSIP NO. *30217D 10 7*

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT ***SPECIMEN***

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

Experience Art and Design, Inc.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Kenneth R. Kepp
Chief Financial Officer

Gordon C. Root
President

Experience Art and Design, Inc.
Corporate
Seal
NEVADA

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

15500 Roosevelt BLVD, Suite 301 Clearwater FL 33760
727.289.0010